POWER OF ATTORNEY

Each of the undersigned Trustees or Officers of the Man ETF Series Trust (File No. 333-288011) hereby authorizes and appoints each of Lisa Muñoz, Kaitlin Carroll and Mark Dignard as his/her attorney-in-fact and agent, with full power to each such attorney-in-fact and agent to sign for him/her, in his/her name and his/her capacity as a Trustee or Officer of the Trust, any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), including, but not limited to, (i) any Registration Statements on Form N-1A and any other applicable registration statement form under the 1940 Act and/or the 1933 Act, and any and all pre- and post-effective amendments to such registration statements, and to file the same, with all exhibits thereto, (ii) any application, notice or other filings with the SEC, and (iii) any and all other documents and papers in connection thereunder with the SEC deemed necessary or advisable to enable the Trust to comply with the 1933 Act, the 1940 Act, the rules, regulations and requirements of the SEC, and the securities or blue sky laws of any state or other jurisdiction, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as he/she might or could do in person, with full power of substitution and revocation; and he/she does hereby ratify and confirm that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this power of attorney.

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The undersigned Trustees and Officers hereby execute this Power of Attorney as of September 4, 2025.

/s/ Michael Crinieri
Michael Crinieri, Trustee

/s/ Jennifer Hoopes
Jennifer Hoopes, Trustee

/s/ Joseph Keenan
Joseph Keenan, Trustee

/s/ Michael Barrer
Michael Barrer, President and Chief Executive Officer

/s/ Harold J.B. Dahlman
Harold J.B. Dahlman, Principal Financial Officer